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                                                                   Exhibit 23.11

                       CONSENT OF NOMINEE FOR DIRECTOR

     I hereby consent to being named as a person who will become a director of Spirit AeroSystems Holdings, Inc., a Delaware corporation (the "Company"), in the Registration Statement on Form S-1 (File No. 333-135486) filed by the Company with the Securities and Exchange Commission (the "Registration Statement"), to the disclosure under the caption "Management" in the Registration Statement and to the filing of this consent as an exhibit to the Registration Statement and in all subsequent amendments and post-effective amendments or supplements thereto and in any registration statement for the same offering that is to be effective upon the filing pursuant to Rule 462(b) of the Securities Act.

Date:   August 10, 2006

                                         /s/ Jeffrey L. Turner
                                         ---------------------
                                         Jeffrey L. Turner